Exhibit 10.3
                          Rubin Investment Group, Inc.
                            2121 Avenue of the Stars
                                    Suite 101
                              Los Angeles, CA 90067


June 15, 2001


Rubin Property Group, Inc.
2121 Avenue of the Stars
Suite 101
Los Angeles, CA 90067

Re:      Office Space and Services Sharing Agreement

Gentlemen:

We are writing to confirm our agreement as follows:

1. We shall furnish you with approximately one-third (1/3) of our office space at the above address for your administrative and executive offices.

2. We shall supply you with reasonable clerical, administrative, secretarial and reception services during normal business hours on an as needed basis.

3. You shall pay us the sum of Twelve Thousand Five Hundred Dollars ($12,500) per month, payable in advance, commencing on the Commencement Date. The Commencement Date shall be the date on which your initial public offering is declared effective by the Securities and Exchange Commission.

4. This agreement shall be for a term of twelve (12) months, and shall continue thereafter on a monthly basis unless terminated by either of us on not less than thirty (30) days notice.

Please sign below to indicate your acceptance of this arrangement.

Sincerely,

Rubin Investment Group, Inc.


By: ______________________________
         Dan Rubin, President/CEO
                                    ACCEPTED:

                                        Rubin Property Group, Inc.


                                        By: __________________________
                                                 Dan Rubin, President/CEO